Exhibit 99.1

NEWS

2550 North Loop West, Suite 400

Houston, TX 77092

GOODMAN REPORTS RECORD 2005 FOURTH QUARTER

AND FULL-YEAR RESULTS

•	Fourth Quarter Net Sales of $396.7 million, up 39.9% versus last year

•	Fourth Quarter Adjusted EBITDA up 76.7% versus last year

•	2005 Net Sales of $1.57 billion, up 18.8% versus 2004

•	2005 Adjusted EBITDA of $194.2 million, up 18.2% versus 2004

HOUSTON (March 2, 2006) — Goodman Global Holdings, Inc. (“Goodman” or the “Company”) today announced results for the quarter and year ended December 31, 2005. Predecessor company financial results for the quarter and year ended December 31, 2004 are also presented for comparative purposes.

The Company reported net sales of $396.7 million for the three months ended December 31, 2005, a 39.9% increase over the comparable prior-year period. For the year ended December 31, 2005, the Company reported net sales of $1.57 billion, an 18.8% increase over the same period in 2004.

For the fourth quarter of 2005, the Company reported EBITDA of $44.2 million, a 174.2% increase over the same period in 2004. Adjusted EBITDA (see section entitled “Non-GAAP Financial Measures” for definitions of EBITDA and Adjusted EBITDA) for the quarter was $44.7 million, a 76.7% increase over Adjusted EBITDA in the same period in 2004. Management believes that presenting these non-GAAP measures is important to enable investors to better understand the Company’s underlying operational and financial performance and to facilitate comparison of results between periods.

EBITDA for the year ended December 31, 2005 was $152.6 million, a 106.2% increase over the same period in 2004. Adjusted EBITDA for the year ended December 31, 2005 was $194.2 million, an 18.2% increase over the same period in 2004.

For the fourth quarter of 2005, the Company generated net income of $5.1 million versus a loss of $63.1 million for the same quarter in 2004. Net income for the year ended December 31, 2005 was $24.9 million, compared to $47.7 million for the same period in 2004. The decline in net income resulted from higher interest expense due to the change in the Company’s debt structure attributable to the Transaction (see section entitled “The Transaction”), the $39.6 million non-recurring, non-cash inventory-related charge required by purchase accounting as a result of the

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

Transaction, and an increase in the tax provision due to a change in the Company’s organizational structure as a result of the Transaction.

“The 2005 cooling season extended well into the fourth quarter, which helped provide an outstanding finish to an already strong year,” said Charles A. Carroll, President and Chief Executive Officer for Goodman. “We also benefited from favorable industry conditions, including the then-upcoming shift to 13 SEER and our ability to react quickly to the industry’s demand for product. We are very pleased with our net revenue increase of 39.9% versus prior year fourth quarter.

“Our organization was ready for opportunities presented by the extended cooling season,” explained Carroll. “We were able to meet the industry’s demand for cooling products, and we were able to do so while undergoing a significant transition in our factories as we implemented our new 13 SEER platforms.

“Consistent with the attractive financial profile of our business, we generated substantial free cash flow in 2005 and de-leveraged significantly,” Carroll continued. “During 2005, we repaid $62.8 million in bank debt and ended the year with $26.4 million of cash and cash equivalents. We are proud of the de-leveraging we delivered in 2005 with a year-end total net leverage ratio of 4.8x, as compared with a 6.2x net leverage ratio at the time of the Transaction.

“During the fourth quarter, we began to manufacture the first models of our new 13 SEER-based product platform. The successful execution of this project thus far has strategically positioned us to benefit from the federally mandated transition to a 13 SEER minimum efficiency standard that occurred on January 23, 2006,” summarized Carroll. “Overall, we are very pleased with our performance in 2005 and believe that it has laid the groundwork for future success.”

Results of Operations

Net sales for the fourth quarter of 2005 were $396.7 million, a 39.9% increase over the same period in 2004. The Company benefited from increased volumes due to an extended cooling season and its ability to meet customer demand for product. The Company also benefited from investments in additional Company-operated distribution centers in 2004 and 2005.

Gross profit in the fourth quarter of 2005 was $92.6 million, or 23.3% of net sales, compared to $53.9 million, or 19.0% of net sales, for the same quarter of 2004. The improvement in gross profit was attributable to higher net sales for the period. The increase in gross margin percentage from the prior year resulted primarily from increased production volumes and our January 2005 price increase. In addition, gross profit in the fourth quarter of 2004 was impacted by the $4.4 million non-cash, non-recurring charge in connection with the step-up in inventory basis required by purchase accounting as a result of the Transaction.

Selling, general and administrative expense (“SG&A”) for the fourth quarter of 2005 was $48.7 million, or 12.3% of net sales, compared to $113.6 million, or 40.1% of net sales for the same period in 2004. SG&A in the fourth quarter of 2004 includes $68.7 million of expenses related to the Transaction. Excluding these expenses, SG&A in the fourth quarter of 2004 was 15.8% of net sales.

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

EBITDA for the fourth quarter of 2005 was $44.2 million, a 174.2% increase over the same period in 2004. Adjusted EBITDA for the fourth quarter was $44.7 million, a 76.7% increase over the same period in 2004.

Net income was $5.1 million for the fourth quarter of 2005, compared to a loss of $63.1 million for the fourth quarter of 2004. The fourth quarter of 2004 was impacted by $68.7 million of expenses related to the Transaction. Excluding these expenses, net income in the fourth quarter of 2004 was $5.6 million. In 2005, interest expense increased as a result of the debt incurred in connection with the Transaction. Interest expense for the fourth quarter of 2005 was $18.2 million, compared to $3.8 million for the same period in 2004. The Company also recorded a $3.4 million provision for income taxes in the fourth quarter of 2005, as compared to a $5.6 million benefit in the same period of 2004. The increase in the tax provision versus a year ago is the result of the Company’s new organizational structure. Following the Transaction, the Company was no longer comprised of flow-through entities such as partnerships and S-corporations, which resulted in most of the predecessor company’s operations being taxable directly to the shareholders, instead of the Company.

2005 Year-End Results

For the year ended December 31, 2005, net sales rose 18.8% to $1.57 billion, as compared to net sales of $1.32 billion in 2004. Gross profit for the year ended December 31, 2005 was $322.0 million, or 20.6% of net sales, compared to gross profit of $293.2 million, or 22.2% of net sales, for 2004. This decrease in gross profit percentage was primarily due to the non-cash, non-recurring charge discussed above. Gross profit, adjusted to exclude the non-recurring, non-cash expense, would have been $361.6 million, or 23.1% of net sales, for the twelve months ended December 31, 2005.

SG&A for 2005 was $170.1 million, or 10.9% of net sales, versus $220.6 million, or 16.7% of net sales, for 2004. SG&A for 2004 included $68.7 million of expenses related to the Transaction, partially offset by an adjustment of product-related expense accruals. Excluding these expenses, 2004 SG&A was 12.3% of net sales.

EBITDA for the year ended December 31, 2005 was $152.7 million, or 106.2% above EBITDA for 2004. Adjusted EBITDA for 2005 was $194.2 million, or 18.2% higher than Adjusted EBITDA for 2004.

Net income for the year ended December 31, 2005 was $24.9 million, compared to $47.7 million for 2004. Impacting the comparison to prior year, 2005 results included the $39.6 million non-recurring, non-cash charge discussed above, and 2004 included $73.1 million of expenses related to the Transaction partially offset by an adjustment of product-related expense accruals. Additionally, 2005 net income was impacted by higher interest expense of $61.7 million as a result of the debt incurred in connection with the Transaction and a $20.9 million increase in the Company’s tax provision resulting from a change in the tax organizational structure.

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

Capital expenditures, including amounts accrued at year-end, totaled $39.2 million in 2005, compared to $27.8 million for 2004. Increased expenditures in 2005 were attributable primarily to the Company’s development of new product platforms and capacity expansion.

Fourth Quarter and Full-Year 2005 Conference Call

Management will host its fourth-quarter and full-year 2005 earnings conference call on Friday, March 3, at 11:30 a.m. Eastern Standard Time. The toll-free number for the call for participants from within the U.S. and Canada is 1-888-809-8967, and the password for the call is “GOODMAN.” Callers from all other countries may participate by dialing 01-210-234-0020 and using the password “GOODMAN.” A replay of the call will be available one hour after the conclusion of the call until 6:00 p.m. Eastern Standard Time on March 17, 2006 by dialing 1-800-337-4118 (from within the U.S. or Canada) or 01-402-220-9642 (all other countries). This earnings release, including the financial information, is available on the Company’s website at www.goodmanmfg.com under “About Goodman – Press Releases.”

Non-GAAP Financial Matters

In addition to disclosing financial results that are determined in accordance with GAAP, Goodman also discloses EBITDA and Adjusted EBITDA, both of which are non-GAAP measures. You should not consider EBITDA or Adjusted EBITDA as an alternative to operating or net income, determined in accordance with GAAP; as an indicator of Goodman’s operating performance; as an alternative to cash flows from operating activities, determined in accordance with GAAP; or as a measure of liquidity.

EBITDA, or earnings before interest, taxes, and depreciation and amortization, is calculated as net income plus interest, taxes, depreciation and amortization. EBITDA is commonly used in the financial community, and Goodman presents EBITDA to enhance your understanding of its operating performance. Goodman uses EBITDA as one criterion for evaluating its performance relative to that of its peers. Goodman believes that EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. However, EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States, and Goodman’s EBITDA may not be comparable to similarly titled measures of other companies.

The Company’s credit agreement and bond indentures have certain covenants that use ratios utilizing a measure called Adjusted EBITDA. The supplementary adjustments to EBITDA to derive Adjusted EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in this release, or not be presented at all.

The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net income. Included in this release are a reconciliation of net income to EBITDA and a reconciliation of EBITDA to Adjusted EBITDA for 2005 results compared to 2004 results.

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

The Transaction

On December 23, 2004, the Company was acquired under an Asset Purchase Agreement by an affiliate of Apollo Management, L.P., Company senior management and certain trusts associated with members of the Goodman family (“Transaction”).

About Goodman

Houston-based Goodman is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Branded products manufactured and marketed by Goodman include Goodman®, Amana®, and QuietFlex®. The products are manufactured at plants in Texas and Tennessee and are sold through more than 700 locations across North America.

Investor Relations Contact:

Lawrence M. Blackburn

Executive Vice President and Chief Financial Officer

713-861-2500

This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Goodman that are based on the beliefs of Goodman’s management. When used in this press release, the words “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “plans,” “predict,” “potential” or “continue” or similar expressions identify forward-looking statements. Such statements reflect the current views of Goodman’s management with respect to, among other things, the Company’s operations and results of operations regarding the HVAC industry, economy, interest rates, availability of consumer credit, employment trends, levels of consumer confidence, consumer preferences, raw material costs and availability, market acceptance of price increases, national and regional trends, the Company’s ability to comply with certain financial covenants in loan documents governing its indebtedness, competition within its market, availability of alternative HVAC products, its level of indebtedness, costs of environmental compliance, increase in capital expenditure requirements, shifts in market demand, and general economic conditions. These statements are subject to certain risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as expected, intended, estimated, anticipated, believed or predicted.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

GOODMAN GLOBAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended December 31,
	2005	2004 Predecessor
	(in thousands)
Sales, net	$396,693	$283,509

Cost of goods sold	304,120	229,616
Selling, general and administrative expenses	48,675	44,827
Acquisition-related expenses	—	68,745
Depreciation and amortization	17,484	5,361

Operating income (loss)	26,414	(65,040)
Interest expense, net	18,185	3,785
Other income	(270)	(156)

Income before income taxes	8,499	(68,669)
Provision for (benefit from) income taxes	3,421	(5,614)

Net income (loss)	$5,078	$(63,055)

	Twelve months Ended December 31,
	2005	2004 Predecessor
	(in thousands)
Sales, net	$1,565,406	$1,317,580

Cost of goods sold	1,243,408	1,024,426
Selling, general and administrative expenses	170,077	151,806
Acquisition-related expenses	—	68,745
Depreciation and amortization	37,717	18,887

Operating income	114,204	53,716
Interest expense, net	74,213	12,478
Other income	(706)	(1,406)

Income before income taxes	40,697	42,644
Provision for (benefit from) income taxes	15,817	(5,049)

Net income	$24,880	$47,693

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

RECONCILIATION OF NET INCOME TO EBITDA (*) AND ADJUSTED EBITDA (*)

(Unaudited)

	Three Months Ended December 31,
	2005	2004 Predecessor
	(in thousands)
Net income (loss)	$5,078	$(63,055)
Add:
Interest expense, net	18,185	3,785
Provision for (benefit from) income taxes	3,421	(5,614)
Depreciation and amortization	17,484	5,361

EBITDA	$44,168	$(59,523)

Add:
Strategic repositioning	—	961
Inventory valuation step-up		4,399
Non-recurring compensation	—	1,614
Monitoring fees	500	—
Non-recurring and other	—	9,087
Acquisition-related expenses	—	68,745

Adjusted EBITDA	$44,668	$25,283

	Twelve months Ended December 31,
	2005	2004 Predecessor
	(in thousands)
Net income	$24,880	$47,693
Add:
Interest expense, net	74,213	12,478
Provision for (benefit from) income taxes	15,817	(5,049)
Depreciation and amortization	37,717	18,887

EBITDA	$152,627	$74,009

Add:
Inventory valuation step-up	39,586	4,399
Strategic repositioning	—	3,303
Non-recurring compensation	—	8,506
Monitoring fees	2,000	—
Non-recurring product-related expense	—	(10,000)
Non-recurring and other	—	15,309
Acquisition-related expenses	—	68,745

Adjusted EBITDA	$194,213	$164,271

(*)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For more information regarding EBITDA and non-GAAP financial measures, generally, see “Non-GAAP Financial Measures.”

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GOODMAN REPORTS RECORD 2005 FOURTH-QUARTER AND FULL-YEAR RESULTS

March 2, 2006

GOODMAN GLOBAL HOLDINGS, INC.

SELECTED BALANCE SHEET DATA (Unaudited)

Period Ended December 31, 2005
(in thousands)
Cash and Cash Equivalents	$26,379
Accounts Receivable, net	220,123
Inventory	303,295
Accounts Payable	144,651
Accrued Liabilities	140,370
Total Debt	961,375

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